EXHIBIT 99.1

Company Completes Reverse Stock Split, Nears Agreement with Debtholders to Deleverage Balance Sheet and Forges Strategic

Relationship Focused on Industrial/Consumer Food Packaging

ODESSA, FL, Dec. 05, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Dais Corporation (“Dais” or the “Company”) (OTC: DLYT-D), is executing on plans to grow revenues from product sales which embody the Company’s disruptive advanced nanomaterial platform. The products created by the platform are focused on profitably securing the future of key resources for life, and economic stability – Air, Energy, Food, and Water.

Strategic Changes

Dais today announced:

The formation of a ten (10)-year exclusive, royalty bearing License and Supply Agreement (“LSA”) with Oxnard, CA-based American Alupack Corporation, LLC (“AAPI”), a fast-growing, privately held manufacturer of food packaging solutions for the industrial and consumer markets.

The LSA covers the rights for AAPI to sell products into the food packaging industry, throughout North America and India, that potentially yield up to a 300% improvement in the lifetime of certain foods by taking full advantage of the special features incorporated into Dais’s platform of advanced nanomaterial. The companies may, over time, choose to develop a broader line of consumer products using Dais’s flexible intellectual property.

Commenting on the agreement, AAPI CEO Manny Thakkar stated, “It is our belief, as a growing international player in the food packaging industry there is considerable and expanding interest for creative package solutions, which better address food preservation. The USDA estimates domestic food waste at between 30-40 percent of the food supply, which corresponded to approximately $161 billion in 2010. AAPI believes the product we plan to offer, using Dais’s unique polymer-based technology, will translate into reduced costs for retailers and consumers totaling well over $1 billion annually.”

“This exciting new arrangement underscores the power of Dais’s advanced material platform to creatively expand into newer verticals with strong partners – such as AAPI - having robust and growing access to a diverse customer base in their industry, seeking next-gen packaging solutions,” said Tim Tangredi, Dais’s President and CEO. “Our team looks to roll out the first product with AAPI in 2020, and then potentially collaborate with Manny and his colleagues to create more innovative products benefiting countless consumers improving the entire food storage ecosystem.”

Dais is exploiting strategic opportunities, such as with AAPI, for innovative uses of its advanced nanomaterial platform designed to significantly drive new recurring revenue growth and to improve the Company’s stock performance.

The Company and its convertible noteholders are finalizing the implementation of a 100-day moratorium or “standstill” agreement effective immediately and pursuant to which all convertible noteholders will stop all trading in the securities of DLYT, stop instructing any other persons or entities to trade securities of DLYT, and agree to not create synthetic transactions that would impact DLYT trading or its share price during a period in which the Company will work to complete other planned corporate initiatives in support of Dais’s growth and profitability plans.

Effective today, Dais is executing a previously approved 1 for 2000 reverse stock split of its equity traded on the OTC Markets Exchange for shareholders of record as of December 5, 2019.

About Dais Corporation

Dais Corporation (OTC: DLYT-D) produces the versatile Aqualyte™ platform of disruptive, field-proven, and industry-recognized nanomaterial, and products using the platform include:

•	Aqualyte™ itself, the Company’s advanced nanomaterial platform having an impressive set of features including the extraordinarily fast and selective transport of water molecules. These features are carefully tailored to offer new or improved solutions in cross-industry markets for air, energy, food preservation, and clean water products;
•	NanoClear™, a commercialized system treating contaminated industrial wastewater and providing ultra-pure potable water with higher system efficiencies at equal or better capital and operating costs than other technologies;
•	ConsERV™, a commercially available engineered energy recovery ventilator that uses stale exhaust air to precondition the temperature and moisture content of incoming fresh ventilation air, typically saving energy, reducing CO2 emissions, and allowing for equipment downsizing; and
•	PolyCool™, a next-generation evaporative cooling technology that is nearing full commercialization where cooling towers and evaporative condensers in HVAC and power generation incorporate Aqualyte to reduce energy consumption and operating costs while preventing the release of dangerous microbes such as Legionella and opening new markets for reduced-maintenance evaporative cooling systems.

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These products created by the Platform are focused on profitably securing the future of key resources for life, and economic stability addressing growing, diverse market needs in worldwide markets valued at greater than $1 trillion. Our products are revolutionary or industry changing.

We believe the features of our advanced nanomaterial platform enable our solutions to improve on today’s state of the art in performance, function and lifetime while offering a lower carbon footprint. As the worldwide interest in sustainability accelerates, profits for Dais investors are projected to come from continued revenue growth from products in four primary markets: for healthy indoor air; food preservation; heating, cooling and refrigeration; and safe drinking water.

Each use of the Aqualyte family of nanostructured polymers and engineered processes focuses on minimizing consumption of irreplaceable natural resources and ending the degradation of our environment. To learn more, please visit www.daisanalytic.com.

About American Alupack, LLC

Is a manufacturer of aluminum pans and rolls and a private label packaging unit. Proudly located in Oxnard, California, we genuinely believe that only in the United States can we produce the quality products we strive for. These various products are used in almost every Home, Bakery, Restaurant and Airline. Attributes include:

Most Cost-Effective Supplier Against Any Competitor

Industry Setting Safety & Quality Assurance Programs

Advanced State-of-the-Art Machinery Technologies

Customers Always Come First Management

Custom Ordering & Private Labeling

Domestic Customer Service & Shipping

Safe Harbor Statement

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” or the negative of these words and/or similar statements. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. For example, statements about future revenues and the Company’s ability to fund its operations and contractual obligations are forward looking and subject to risks. Several important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the inability to raise capital to support the Company through its growth stage, the Company’s inability to generate projected sales and trade relations between the United States and China. The Company does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

Contacts:

American Alupack, LLC.

1201 N Rice Ave Oxnard, CA 93030

East Coast:

790 Duncan Reidville Road., Duncan, SC 29334

Phone: 1.805.485.1500

F. 1.805.485.1550

Dais Corporation

11552 Prosperous Drive

Odessa, Florida 33556 USA

Phone: 1.727. 375. 8484

info@daisanalytic.com

info@americanalupack.com

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